                                5,800,000 SHARES*

                         LA JOLLA PHARMACEUTICAL COMPANY

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                  March 29, 2007


NEEDHAM & COMPANY, LLC
A.G. EDWARDS & SONS, INC.
  As Representatives of the several Underwriters
  c/o Needham & Company, LLC
  445 Park Avenue
  New York, New York 10022

Ladies and Gentlemen:


     La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), proposes to issue and sell 5,800,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to you and to the several other Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 870,000 shares of Common Stock, on the terms and for the purposes set forth in Section 1(b) (the "Option Shares"). The Firm Shares and the Option Shares are referred to collectively herein as the "Shares."

     The Company confirms as follows its agreements with the Representatives and the several other Underwriters.

     1. Agreement to Sell and Purchase.

     (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Firm Shares to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite that Underwriter's name in Schedule I hereto, at the purchase price of $5.88 for each Firm Share sold to the individuals or entities listed on Schedule II hereto and at the purchase price of $5.64 for each Firm Share sold to other individuals or entities.

     (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 870,000 Option Shares at the same price per share, as applicable, as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date"), setting forth the aggregate number of Option Shares to be purchased and the


----------
* Plus an option to purchase up to an additional 870,000 shares to cover over-allotments.


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

time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

     2. Delivery and Payment. Delivery of the Firm Shares shall be made to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment by the Underwriters of the purchase price by wire transfer payable in same-day funds to the order of the Company at the office of Needham & Company, LLC, 445 Park Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the third (or, if each purchase price set forth in Section 1(a) hereof is determined after 4:30 p.m., New York City time, the fourth) business day after the date of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

     The Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company, and shall be delivered by or on behalf of the Company as instructed by the Representatives through the facilities of The Depository Trust Company ("DTC"). The Company agrees to make certificates representing the Shares or evidence of their issuance available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

     3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

     (a) The Company meets the requirements for the use of Form S-3 and a registration statement (Registration No. 333-101499) on Form S-3 relating to the Shares, including a base prospectus relating to the Shares (the "Base Prospectus") and such amendments thereto as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission, and has been declared effective by the Commission, and the offering of the Shares complies with Rule 415 under the Act. A final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations (such final prospectus supplement, as so filed, the "Prospectus Supplement"). Such registration statement at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations (including Rule 430B thereof), and any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations ("Rule 462(b)"), is herein called the "Registration Statement." The term "preliminary prospectus" means the preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares and the offering thereof as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424(b)"). The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term "Prospectus" shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or


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the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the time the Registration Statement initially became effective (the "Effective Date"), the date of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus, as the case may be, and deemed to be incorporated therein by reference. The term "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the Rules and Regulations ("Rule 433"), relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

     (b) No order preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b)) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, on the date the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period through and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Rules and Regulations"), and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations, and the Rules and Regulations. As of the applicable effective date as to each part of the Registration Statement, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Base Prospectus or any amendment or supplement to the Base Prospectus, including any preliminary prospectus or the Prospectus Supplement, is filed with the Commission, the date of first use of any preliminary prospectus or the Prospectus Supplement, and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Pricing Prospectus (as defined below) and the documents listed on Schedule III hereto, all considered together (collectively, the "General Disclosure Package"), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     As used in this subsection and elsewhere in this Agreement:

     "Applicable Time" means 7:00 P.M. (Eastern time) on March 29, 2007 or such other time as agreed by the Company and Needham & Company, LLC.

     "Pricing Prospectus" means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus only if the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) is prior to the Applicable Time.



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     "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing
Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

     "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies Needham & Company, LLC as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented to correct untrue statement or omission.

     The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto. The Company acknowledges that the public offering price and the statements set forth in the third, eighth, ninth, tenth and eleventh paragraphs under the heading "Underwriting" in the Pricing Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

     (c) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and
(ii) as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Rules and Regulations ("Rule 405")), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

     (d) The documents that are incorporated by reference in the Base Prospectus, any preliminary prospectus, the Pricing Prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable. No such documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III hereto.

     (e) The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than the subsidiaries listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the "Subsidiaries"). The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company and each of its Subsidiaries is duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and its Subsidiaries, taken as a whole, or their respective businesses,


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properties, business prospects, conditions (financial or other) or results of operations, taken as a whole (such effect is referred to herein as a "Material Adverse Effect"). All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary. The Company and its Subsidiaries are not engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and the memorandum or articles of association of each of its Subsidiaries, all amendments thereto, have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

     (f) The Company has authorized capital stock as set forth under the caption "Description of Capital Stock" and issued and outstanding capital stock as set forth under the caption "The Offering" in the Pricing Prospectus as of the respective dates set forth therein. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws; the Firm Shares and the Option Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable; no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof other than those rights that have been waived. The description of the capital stock of the Company in the Registration Statement, the Pricing Prospectus and the Prospectus is complete and accurate in all respects. Except as set forth in the Pricing Prospectus and the Prospectus, the Company does not have outstanding and, at the Closing Date and, if later, the Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. No further approval or authority of stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company.

     (g) The financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus present fairly the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Pricing Prospectus or the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included in the Registration Statement, the Pricing Prospectus or the Prospectus. Ernst & Young LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board ("PCAOB"). The summary and selected consolidated financial and statistical data included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus. All disclosures contained in the Registration Statement or the General Disclosure Package regarding "non-GAAP financial measures" (as such term is defined in the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

     (h) Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus and prior to or on the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the exercise of options to purchase the Company's Common Stock granted pursuant to the Company's stock option plans from the shares reserved therefor or in connection with the purchase of shares of the Company's Common Stock pursuant to the Company's employee stock purchase plan from the shares reserved therefor, each as described in the Registration Statement and the Pricing Prospectus), or any Material Adverse Effect


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arising for any reason whatsoever, (ii) neither the Company nor any of its
Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business as described in the Pricing Prospectus and the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into nor will it enter into, except in the ordinary course of business as described in the Pricing Prospectus and the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

     (i) The Company is not, will not become as a result of the transactions contemplated hereby, and will not conduct its business in a manner that would cause it to become, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     (j) Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries or any of its or their officers in their capacity as such, nor any basis therefor, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might have a Material Adverse Effect.

     (k) The Company and each Subsidiary has, and at the Closing Date and, if later, the Option Closing Date, will have, performed all the obligations required to be performed by it, and is not, and at the Closing Date, and, if later, the Option Closing Date, will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default might reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be in violation of any provision of its certificate or articles of organization or by-laws or other organizational documents.

     (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

     (m) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate or articles of incorporation or by-laws of the Company or memorandum or articles of association of any of its Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

     (n) The Company and its Subsidiaries have good and marketable title to all properties and assets described in the Pricing Prospectus and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Pricing Prospectus and the Prospectus or are not material to the business of the Company or its Subsidiaries. The Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Pricing Prospectus and the Prospectus as leased by them. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not have a Material Adverse Effect.

     (o) There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any "variable interests" in "variable interest entities," as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof except to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

     (p) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by Section 5 of this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

     (q) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus listed in Schedule III hereto, and other materials, if any, permitted by the Act and the Rules and Regulations. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (r) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

     (s) The Common Stock is registered under Section 12(b) of the Exchange Act and the Company has filed an application to list the Shares on the NASDAQ Global Market ("NGM"), and has received notification that the listing has been approved, subject to notice of issuance of such Shares.

     (t) Except as disclosed in or specifically contemplated by the Pricing Prospectus and the Prospectus (i) each of the Company and each of its Subsidiaries owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, "Intellectual Property") and has such other licenses, approvals and governmental authorizations, in each case, sufficient to conduct its business as now conducted and as now proposed to be conducted, and, to the Company's and its Subsidiaries' knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company or any of its Subsidiaries is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or any of its Subsidiaries of Intellectual Property rights of others, where such infringement could have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or any of its Subsidiaries with respect to, any Intellectual Property, (iv) there is no claim being made against the Company or any of its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any employee of the Company or any of its Subsidiaries, regarding Intellectual Property or other infringement that could have a Material Adverse Effect, and (v) the Company and its Subsidiaries have not received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect.

     (u) The Company and each of its Subsidiaries has filed all federal, state, local and foreign income tax returns that have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due. Neither the Company nor any of its Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that could have a Material Adverse Effect.

     (v) The Company or its Subsidiaries owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Pricing Prospectus and the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not have a Material Adverse Effect. There is no proceeding pending or threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and each of its Subsidiaries is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations) except where such noncompliance would not have a Material Adverse Effect.

     (w) The Company and each of its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (x) Neither the Company nor any of its Subsidiaries has nor, to the Company's knowledge, any of its or their respective employees or agents at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     (y) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

     (z) The Company maintains disclosure controls and procedures (as defined in Rule 13a-14(c) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

     (aa) The Company satisfies the eligibility requirements in existence prior to October 21, 1992 for the use of a registration statement on Form S-3 for the offering of the Shares.

     (bb) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Pricing Prospectus were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable local, state and federal and foreign laws, rules, regulations and guidances; the Company is not aware of any studies, tests or trials the results of which reasonably call into question the clinical trial results described or referred to in the Pricing Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from the U.S. Food and Drug Administration (the "FDA") or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

     4. Agreements of the Company.

     The Company covenants and agrees with the several Underwriters as follows:

     (a) The Company will not, either prior to the Applicable Time or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer, file any amendment or supplement to the Registration Statement, the Base Prospectus or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

     (b) The Company will notify the Representatives promptly, and will confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the third sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and notify the Representatives promptly of all such filings. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

     (c) The Company will furnish to each Representative, without charge, one signed copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

     (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

     (e) So long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), the Company will deliver to each of the Underwriters, without charge, as many written and electronic copies of each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus and each Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company consents to the use of each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free

Writing Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved by the Representatives after reasonable notice thereof. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Needham & Company, LLC and, if requested by Needham & Company, LLC, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided however, any amendment or supplement to an Issuer Free Writing Prospectus that is due to any untrue statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in an Issuer Free Writing Prospectus shall be at the expense of the Underwriters.

     (f) Prior to any public offering of the Shares, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) The Company will, so long as required under the Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its consolidated Subsidiaries, if any, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its Subsidiaries, if any, for such quarter in reasonable detail.

     (h) The Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

     (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Representatives all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto,
(ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements, any

Underwriters' Questionnaires, any Underwriters' Powers of Attorney, and any invitation letters to prospective Underwriters, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, and any Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the NGM, (vi) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein) and of the Accountants, (ix) the transfer agent for the Shares, and (x) any travel expenses of the Company's officers, directors and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares.

     (j) The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

     (k) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Pricing Prospectus and the Prospectus under "Use of Proceeds."

     (l) During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus, without the prior written consent of Needham & Company, LLC, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than (x) pursuant to employee stock option plans or employee stock purchase plans disclosed in the Prospectus, as such plans may be amended after the date hereof to increase the number of shares of Common Stock outstanding under such plans, or (y) pursuant to the conversion of convertible securities or the exercise of warrants, in the case of (y) outstanding on the date of this Agreement) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that if (a) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restrictions imposed by this Section 5(l) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Needham & Company, LLC waives, in writing, such extension.

     (m) During the period of 90 days after the date of the Prospectus, the Company will not file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of Needham & Company, LLC, except for any registration statement on Form S-8 related to the registration of securities issued under the Company's employee stock option plans or employee stock purchase plans.

     (n) The Company will cause each of its "officers" (as such term is defined in Rule 16a-1(f) of the Exchange Act), directors and certain stockholders designated by the Representatives to, enter into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of Needham & Company, LLC, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms set forth in Schedule IV hereto; provided that the Company shall not be liable for the failure of any stockholder, officer or director, for his, her or its failure to comply with such lock-up agreement.

     5. Further Agreements

     (a) The Company represents and agrees that, without the prior written consent of Needham & Company, LLC, and each Underwriter represents and agrees that, without the prior written consent of the Company and Needham & Company, LLC, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 of the Rules and Regulations. Any such Free Writing Prospectus the use of which has been consented to by the Company and Needham & Company, LLC is listed on Schedule III and herein called a "Permitted Free Writing Prospectus."

     (b) The Company agrees that is has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, record keeping and legending.

     6. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

     (a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

     (b) (i) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement, the Prospectus or the Pricing Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives do not object thereto in good faith, and (v) the Representatives shall have received certificates, dated the Closing Date and, if later, the Option Closing Date and signed by the Chief Executive Officer and the Vice President of Finance of the Company (who may, as to proceedings threatened, rely upon their information and belief), to the effect of clauses (i), (ii) and
(iii) of this paragraph.

     (c) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Pricing Prospectus, and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Pricing Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

     (d) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representatives, have a Material Adverse Effect or if, in the judgment of the Representatives, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

     (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

     (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, in form and substance previously agreed to by the Representatives and counsel for the Underwriters from Goodwin Procter LLP, counsel to the Company.

     (g) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, in form and substance previously agreed to by the Representatives and counsel for the Underwriters from Morrison Foerster LLP, intellectual property counsel to the Company.

     (h) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Choate, Hall & Stewart LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

     (i) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company and its Subsidiaries as required by the Act and the Exchange Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

     (j) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Vice President of Finance of the Company, in form and substance satisfactory to the Representatives, to the effect that:

          (i) Each signer of such certificate has carefully examined the Registration Statement, the Prospectus and the General Disclosure Package (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Pricing Prospectus and the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

          (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation and warranty without any materiality or Material Adverse Effect qualification).

          (iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

     (k) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 4(n).

     (l) The Shares shall be qualified for sale in such jurisdictions as the Representatives may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

     (m) Prior to the Closing Date, the Shares shall have been duly authorized for listing on the NGM upon official notice of issuance.

     (n) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

     7. Indemnification.

     (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of any Underwriter, expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. The Company and the Underwriters acknowledge that the public offering price and the statements set forth in the third, eighth, ninth, tenth and eleventh paragraphs under the heading "Underwriting" in the Pricing Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

     (b) Each Underwriter will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in
Section 7(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of such Underwriter, expressly for use in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. The Company acknowledges that the public offering price and the statements set forth in the third, eighth, ninth, tenth and eleventh paragraphs under the heading "Underwriting" in the Pricing Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

     (c) Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission to so notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred upon receipt of reasonably detailed invoices. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

     (d) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and
(c) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d) unless, and only to the extent that, such omission results in the loss of rights or defenses by the party or parties from whom contributions may be sought. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

     8. Reimbursement of Certain Expenses. In addition to its other obligations under Section 7(a) of this Agreement, the Company hereby agrees to reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform its or their respective obligations hereunder or under law, all as described in Section 7(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 8 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

     9. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the

Company if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by The NASDAQ Stock Market, (ii) trading in securities generally on The NASDAQ Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either federal, New York State or Commonwealth of Massachusetts authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, a terrorist act, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

     If this Agreement is terminated pursuant to Section 9 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 4(i), 7 and 8 hereof; but, if for any other reason the purchase of the Shares by the Underwriters is not consummated or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel to the Underwriters) incurred by the Underwriters in connection with the offering of the Shares; provided, however, that the Company shall have no obligation to reimburse such expenses if this Agreement is terminated pursuant to Section 10 by reason of a default by one or more of the Underwriters.

     10. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally and not jointly, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares that they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares that any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares that it or they agreed to purchase hereunder and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     11. No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement (including the determination of the terms of the offering of the Shares) is an arm's-length commercial transaction between the Company and the several Underwriters, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (v) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate. The Company hereby agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

     12. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 6455 Nancy Ridge Drive, San Diego, CA 92121, Attention: Chief Executive Officer, with a copy to Goodwin Procter LLP, 53 State Street, Exchange Place, Boston, MA 02109,
Attention: Mitchell S. Bloom, Esq., or (b) if to the Underwriters, to the Representatives at the offices of Needham & Company, LLC, 445 Park Avenue, New York, New York 10022, Attention: Corporate Finance Department, with a copy to Fred Callori, Esq., Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110. Any such notice shall be effective only upon receipt. Any notice under
Section 9 or 10 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

     Any action required or permitted to be made by the Representatives under this Agreement may be taken by them jointly or by Needham & Company, LLC.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     EACH OF THE COMPANY AND THE UNDERWRITERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.


                                Very truly yours,

                                La JOLLA PHARMACEUTICAL COMPANY



                                By: /s/ Deirdre Gillespie
                                    --------------------------------------------
                                    Title: President and Chief Executive Officer

Confirmed as of the date first
above mentioned:

NEEDHAM & COMPANY, LLC
A.G. EDWARDS & SONS, INC.
     Acting on behalf of themselves
     and as the Representatives of
     the other several Underwriters
     named in Schedule I hereto.

By:  NEEDHAM & COMPANY, LLC


By:  /s/ Rudy Balseiro
     ------------------------
     Title: Managing Director

                                   SCHEDULE I

                                  UNDERWRITERS


                                                              Number of Firm
Underwriters                                              Shares to be Purchased
------------                                              ----------------------

Needham & Company, LLC ................................         3,480,000
A.G. Edwards & Sons, Inc...............................         2,320,000
                                                                ---------

         Total ........................................         5,800.000
                                                                =========

                                   SCHEDULE II


Essex Woodlands Health Ventures Fund VI, LP, Frazier Healthcare V, LP, Alejandro Gonzalez Cimadevilla and Domain Public Equity Partners, L.P.

                                  SCHEDULE III


        Issuer General Use Free Writing Prospectuses:





        Permitted Free Writing Prospectuses:




        Additional Documents Incorporated by Reference:

                                   SCHEDULE IV

                            FORM OF LOCK-UP AGREEMENT

                         LA JOLLA PHARMACEUTICAL COMPANY

                                Lock-Up Agreement

                                 March ___, 2007


Needham & Company, LLC
Canaccord Adams Inc.
JMP Securities, LLC
A.G. Edwards & Sons, Inc.
c/o Needham & Company, LLC
445 Park Avenue
New York, New York 10022


     Re: La Jolla Pharmaceutical Company--Lock-Up Agreement

Ladies and Gentlemen:

     The undersigned is a holder of securities of La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), and wishes to facilitate the public offering of shares of the Common Stock of the Company, $0.01 par value per share (the "Common Stock"), pursuant to a registration statement on Form S-3 (the "Offering") to be filed with the Securities and Exchange Commission (the "SEC"). The undersigned recognizes that such Offering will be of benefit to the undersigned.

     In consideration of the foregoing and in order to induce you to act as underwriters in connection with the Offering, the undersigned hereby agrees that he or she will not, without the prior written approval of Needham & Company, LLC, acting on its own behalf and/or on behalf of other representatives of the underwriters, directly or indirectly, sell, contract to sell, make any short sale, pledge, or otherwise dispose of, or enter into any hedging transaction that is likely to result in a transfer of, any shares of Common Stock, options to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock of the Company which he or she may beneficially own (as defined in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), for a period commencing as of the date hereof and ending on the date which is ninety (90) days after the date of the final Prospectus relating to the Offering (the "Lock-up Period"). The undersigned confirms that he or she understands that the underwriters and the Company will rely upon the representations and agreements set forth in this Agreement in proceeding with the Offering. The foregoing two sentences shall not apply to (a) transfers by gift upon the condition that the donee shall agree in writing to be bound by the restriction in the same manner as it applies to the donor, (b) transfers to a trust for the direct or indirect benefit of the undersigned or any member of the undersigned's family, provided that any such transferee shall agree in writing to be bound by the restriction in the same manner as it applies to the transferor, (c) transfers upon the death of the undersigned to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, it being agreed that any such transferee shall be bound by the restriction in the same manner as it applies to the transferor, and (d) sales of Common Stock made under a preplanned trading program that satisfies the requirements of Rule 10b5-1 of the Exchange Act and that is in effect as of the date of this letter. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement.

     This Agreement shall terminate as of the earlier of: (i) September 30, 2007 if the Offering has not been consummated by such date, (ii) the date that the registration statement on Form S-3 relating to the Offering shall have been withdrawn from the SEC, or (iii) the Company notifying you in writing that it does not intend to proceed to consummate the Offering.

     Notwithstanding the foregoing, for the purpose of allowing the underwriters to comply with NASD Rule 2711(f)(4), if (1) during the last 17 days of the Lock-up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then, in each case, the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless Needham & Company, LLC waives, in writing, such extension.

            [the remainder of this page is intentionally left blank]

     This Agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.


                                             -----------------------------------
                                             Typed or Printed Name




                                             -----------------------------------
                                             Signature or Authorized Signature
                                             on behalf of the above Person